UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 1, 2011 (February 27, 2011)
Cytokinetics, Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50633	94-3291317

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

280 East Grand Avenue, South San Francisco, California	94080

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:          (650) 624-3000
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On February 27, 2011, the Compensation & Talent Committee of the Board of Directors (the “Committee”) of Cytokinetics, Incorporated (the “Company”) voted to approve the bonuses, stock option grants and salary increases for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) with respect to the performance of the Company and such officers for the fiscal year ended December 31, 2010. The bonus payments for each named executive officer, other than Robert Blum, were based on his or her individual performance relative to specified goals, the Company’s performance relative to specified corporate goals, and other factors. The bonus payment for Robert Blum was based solely on the Company’s performance relative to specified corporate goals. The Committee exercised its discretion in determining each individual’s overall achievement level. The salary increases for the named executive officers, which are effective as of March 1, 2011, were based on a review of each named executive officer’s respective 2010 performance relative to both the Company’s and the individual’s goals, the role the executive officer is expected to play in 2011, competitive salary data provided by third-party executive compensation consultants, and other factors.
The 2010 bonuses and 2011 salaries approved by the Committee were as follows:
2010 Bonus and 2011 Salary Information for Named Executive Officers

		2010	2011 Base
Name	Title	Bonus	Salary
Robert I. Blum	President and Chief Executive Officer	$183,750	$555,000
Sharon A. Barbari	Executive Vice President, Finance and Chief Financial Officer	$114,900	$391,000
David W. Cragg	Senior Vice President, Human Resources	$59,269	$278,000
David J. Morgans	Executive Vice President, Preclinical Research and Development	$106,260	$388,000
Andrew A. Wolff	Senior Vice President, Clinical Research and Development and Chief Medical Officer	$85,106	$388,000
At the February 27, 2010 meeting, the Committee established the prospective 2011 target bonus award percentages for the named executive officers. Under the Company’s Executive Bonus Plan, the target bonus for the President and Chief Executive Officer is 50% of his base salary, the target bonus for individuals at the Executive Vice President level is 40% of the individual’s base salary, and the target bonus for individuals at the Senior Vice President level is 30-35% of the individual’s base salary.
At the February 27, 2011 meeting, the Committee also approved grants to the named executive officers of stock options to purchase the Company’s common stock. All such stock options were granted under the Company’s 2004 Equity Incentive Plan. Options granted to the named executive officers had an exercise price of $1.57 per share, the closing price of the Company’s common stock on February 28, 2011, the date of grant. The options will vest in equal monthly installments over a 48-month period, subject to the individual’s continuous active service to the Company during such period. The stock option grants approved by the Committee were as follows:

		Stock Option
Name	Title	Grants
Robert I. Blum	President and Chief Executive Officer	500,000
Sharon A. Barbari	Executive Vice President, Finance and Chief Financial Officer	200,000
David W. Cragg	Senior Vice President, Human Resources	100,000
David J. Morgans	Executive Vice President, Preclinical Research and Development	175,000
Andrew A. Wolff	Senior Vice President, Clinical Research and Development and Chief Medical Officer	200,000
Additional information regarding compensation of the named executive officers, including the factors considered by the Compensation Committee in determining compensation, will be included in the Company’s 2011 proxy statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INC.
Dated: March 1, 2011	By:	/s/ Sharon A. Barbari
		Name:	Sharon A Barbari
		Title:	Executive Vice President, Finance and Chief Financial Officer